EXHIBIT 24

LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING
OBLIGATIONS

	Know all by these present, that the undersigned hereby makes, constitutes and appoints Jennifer Evans Stacey, James E. Fickenscher and Michael N. Peterson, and each of them, each with power to appoint his/her substitute, as the undersigned's true and lawful attorneys-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

		(1)  prepare,
execute, acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of Auxilium Pharmaceuticals, Inc., a Delaware corporation (the "Company"), with the United States Securities and Exchange Commission, any national securities exchanges and the Company, as considered necessary or advisable under
Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");

		(2)  seek or obtain, as the undersigned's
representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the foregoing attorneys-in-fact and approves and ratifies any such release of information; and

		(3) perform any and all other acts which in the discretion of such attorneys-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

	The
undersigned acknowledges that:

		(1)  this Limited Power of Attorney
authorizes, but does not require, such attorneys-in-fact to act in their discretion on information provided to such attorneys-in-fact without independent verification of such information;

		(2)  any documents
prepared and/or executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorneys-in-fact, in his or her discretion, deems necessary or desirable;

		(3)  neither
the Company nor such attorneys-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and


		(4)  this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

	The undersigned hereby gives
and grants the foregoing attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorneys-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

	This Limited Power of
Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorneys-in-fact.


	IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 21st day of June, 2005.



/s/  Philippe O. Chambon
PHILIPPE O. CHAMBON, M.D., Ph.D.







STATE OF NEW YORK

COUNTY OF



	On
this 21st day of June, 2005, Philippe O. Chambon, M.D., Ph.D. personally appeared before me, and acknowledged that he executed the foregoing instrument for the purposes therein contained.

	IN WITNESS WHEREOF, I
have hereunto set my hand and official seal.




									/s/ Craig L. Slutzkin
						Notary Public




									My Commission Expires: 11-6-2005